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                                                                    EXHIBIT 12.1



NEBRASKA BOOK COMPANY, INC. AND SUBSIDIARY

COMPUTATIONS OF RATIO OF EARNINGS TO FIXED CHARGES
(AMOUNTS IN THOUSANDS)
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                                                                                                          Nine Months Ended
                                                              Fiscal Years Ended March 31,                   December 31,
                                                                                                          -----------------
                                                  1999         2000       2001       2002         2003           2003
                                                --------     --------   --------   --------     --------       --------
Historical Computations:
  Income (loss) before income taxes             $  3,661     $  6,736   $ 10,196   $ 26,328     $ 37,991       $ 22,349
                                                ========     ========   ========   ========     ========       ========

  Fixed charges:

     Interest expense, including
     amortization of debt issue costs
     and original issue debt discount           $ 17,508     $ 17,469   $ 17,487   $ 17,189     $ 14,212       $ 10,484



     Interest portion of lease rentals             2,077        2,741      3,190      3,545        3,845          3,223
                                                --------     --------   --------   --------     --------       --------
          Total fixed charges                   $ 19,585     $ 20,210   $ 20,677   $ 20,734     $ 18,057       $ 13,707
                                                ========     ========   ========   ========     ========       ========

Total earnings and fixed charges                $ 23,246     $ 26,946   $ 30,873   $ 47,062     $ 56,048       $ 36,056
Ratio of earnings to fixed charges                  1.19         1.33       1.49       2.27         3.10           2.63
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